SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 1, 2002
                                 ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                              OPTIONS TALENT GROUP
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                     0-22382                  56-1051491
          ------------               -----------            ----------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
    of incorporation)                                     Identification Number)



               9000 SUNSET BLVD., PENTHOUSE, LOS ANGELES, CA 90069
                    (Address of principal executive offices)

                                 (310) 858-2653
                         (Registrant's telephone number)






This report consists of 13 pages.

ITEM 5. OTHER EVENTS

 Options Talent Group (the "Company") has entered into a License Agreement, dated July 10, 2002, with Edge Sports Team, Inc., a privately held Florida Corporation("Edge"), pursuant to which Edge has licensed its online, web-based system for promoting individual high school athletes and assisting individuals and institutions in recruiting such athletes on the Internet (the "Edge System") to the Company. The License Agreement, which has a three year initial term, will enable the Company to participate in the further development; introduction; marketing and franchising of the Edge System to high school athletes. License Fees under the License Agreement will be paid by the Company on a monthly basis consisting of 20% of initial franchise fees and individual enrollment fees and 10% of recurring monthly fees charged to individual athletes. Pursuant to the License Agreement, Edge will also provide certain services relating to the Edge System for which the Company will pay on a monthly basis $50 of initial enrollment fees paid by individual athletes and 5% of monthly fees charged to such individuals.

The primary owners of Edge are parties who are affiliated with the Company. The Jefferson Trust, Paramount Trust and Morgan Trust (the "Trusts")each (i) are greater than 5% owner's of the Company's voting securities, (ii) have the right to designate certain members of the Company's Board of Directors, and (iii) currently have consulting agreements with the Company (all as more fully disclosed in the Company's Form 8-K filed on February 15, 2002, as amended), and collectively own approximately 84% of Edge. In addition, Mark Tolner, the Company's President and a shareholder of the Company, owns approximately 10% of Edge. Mr. Tolner did not participate directly in the negotiations of the License Agreement.

The Company believes that the terms of the License Agreement are at least fair as those that the Company could have obtained from unrelated third parties in arms-length negotiations. In addition, the License Agreement has been unanimously approved by the disinterested members of the Company's Board of Directors with full knowledge of the various interests and relationships of the parties. Moreover, such board members acknowledged that the Edge System or a business related thereto was not being pursued by the Company, and considered, among other things, the fact that the Edge System has been under development by affiliates of the Trusts for 15 months prior to the Company's commencement of its current business which consists of developing and marketing services for individuals and business customers in the modeling and acting industries. Such current business of the Company commenced with its acquisition of privately-held, eModel, Inc. effective on January 31, 2002. The Trusts held or had the right to acquire substantially all of the common equity of eModel, Inc. immediately prior to its acquisition by the Company.

The Agreement between the Company and Edge is filed as an exhibit to this Report.

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


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


   (c)   Exhibits

        No.         Description
        ----        -----------
        10.1 License Agreement between Edge Sports Team, Inc. and Options Talent Group




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OPTIONS TALENT GROUP


                                   By:   /s/ Mark Tolner
                                        -------------------------
                                         Mark Tolner
                                         President
Date: August 7, 2002



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